SECURITIES AND EXCHANGE COMMISSION

                        WASHINGTON, DC 20549

                           ---------------

                              FORM 8-K

                           CURRENT REPORT
               PURSUANT TO SECTION 13 OR 15(d) OF THE
                   SECURITIES EXCHANGE ACT OF 1934



          Date of report (Date of earliest event reported)
                          January 30, 1997



                   J.P. MORGAN & CO. INCORPORATED
         (Exact Name of Registrant as Specified in Charter)



              Delaware           33-64193          13-2625764
          (State or Other    (Commission File    (IRS Employer
          Jurisdiction of         Number)        Identification
           Incorporation)                              No.)




60 Wall Street, New York, New York             10260-0060
(Address of Principal Executive Offices)       (Zip Code)


         Registrant's telephone number, including area code
                           (212) 483-2323



                                 N/A
             (Former Name or Former Address, if Changed
                         Since Last Report)




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Item 5.   Other Events

          J.P. Morgan & Co. Incorporated (the "Company") and First Trust of New York, National Association, as Trustee (the "Trustee"), executed and delivered the Third Supplemental Indenture, dated as of January 30, 1997 (filed herewith), to the Indenture, dated as of August 15, 1982, as amended by supplemental indentures, including a First Supplemental Indenture, dated as of May 5, 1986, and a Second Supplemental Indenture, dated as of February 27, 1996.

          Pursuant to such Supplemental Indenture, the Company has issued a series of 5.00% Exchangeable Notes Due January 22, 1999 (the "Autozone MEDS"), the principal amount of which at Maturity are mandatorily exchangeable into the common stock of Autozone, Inc.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (c) Exhibits.

     (4)(a) Form of Third Supplemental Indenture, to be dated as of January 30, 1997, to Indenture, dated as of August 15, 1982, as amended by supplemental indentures, including a First Supplemental Indenture, dated as of May 5, 1986, and a Second Supplemental Indenture, dated as of February 27, 1996, between J.P. Morgan & Co. Incorporated and First Trust of New York, National Association, as Trustee.

     (5)       Opinion of Gene A. Capello, Vice President and
               Assistant General Counsel of J.P. Morgan & Co.
               Incorporated.

                             SIGNATURES

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 30, 1997


                                        J.P. MORGAN & CO. INCORPORATED

                                        By: /s/ Gene A. Capello
                                           ----------------------------
                                           Name:  Gene A. Capello
                                           Title: Vice President and
                                                  Assistant General
                                                  Counsel








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                          INDEX TO EXHIBITS

          (4)(a) Form of Third Supplemental Indenture, to be dated as of Janaury 30, 1997, to Indenture, dated as of August 15, 1982, as amended by supplemental indentures, including a First Supplemental Indenture, dated as of May 5, 1986, and a Second Supplemental Indenture, dated as of February 27, 1996, between J.P. Morgan & Co. Incorporated and First Trust of New York, National Association, as Trustee.

          (5) Opinion of Gene A. Capello, Vice President and Assistant General Counsel of J.P. Morgan & Co. Incorporated.